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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 _____________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)         June 2, 1999
                                                 ______________________________


                        IndyMac Mortgage Holdings, Inc.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                                    1-8972            95-3983415
________________________________________________________________________________
(State or Other Jurisdiction               (Commission       (IRS Employer
   of Incorporation)                       File Number)      Identification No.)


155 N. Lake Avenue, Pasadena, California                           91101
________________________________________________________________________________
(Address of Principal Executive Offices)                        (Zip Code)

                                                             (800) -669-2300
Registrant's telephone number, including area code _____________________________


                          INMC Mortgage Holdings, Inc.
                          CWM Mortgage Holdings, Inc.
________________________________________________________________________________
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events.

     On May 24, 1999, the Company's Board of Directors approved a strategy to convert the Company from a real estate investment trust ("REIT") to a taxable entity, subject to approval of the Company's stockholders. As part of this strategy, the Board of Directors also directed management to continue to pursue the Company's previously announced objective of acquiring a depository institution.

     Subject to reaching an agreement with an acquisition candidate and to regulatory and other approvals, the Company's plan is to acquire a depository institution early in the year 2000 and to structure the transaction in a way that would allow the Company to terminate its REIT status at that time without incurring any retroactive tax obligations. If an acquisition is not consummated during that time frame, the Company will consider terminating its REIT status on January 1, 2000, subject to stockholder approval.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INDYMAC MORTGAGE HOLDINGS, INC.

Date June 2, 1999                      By:  /s/ Melissa K. Gerard
     ______________                    ________________________________
                                       Name:  Melissa K. Gerard
                                       Title:  Senior Vice President